Exhibit 4.1
FIRST AMENDMENT TO ADMINISTRATION AGREEMENT
     THIS FIRST AMENDMENT TO ADMINISTRATION AGREEMENT (this “Amendment”), dated as of July 31, 2009, between WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, a statutory trust organized and existing under the laws of the State of Delaware (“Issuer”) and WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association, as administrator (“Administrator”), amends the Administration Agreement, dated as of August 1, 2001 (the “Agreement”), between Issuer and Administrator. Any capitalized term used herein but not herein defined shall have the meaning assigned to it in the Agreement.
     WHEREAS, the parties hereto desire to amend the Agreement to make certain specified changes below;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
     SECTION 1. AMENDMENT. Section 1(b) of the Agreement is hereby amended by adding a new clause (v) as follows:
     “(v) Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, the Administrator shall, on behalf of the Issuer, execute and deliver any agreements, reports, undertakings, certifications, notices or authorizations (collectively the “TALF Related Documents”) required or that it deems advisable for purposes of the Term Asset-Backed Securities Loan Facility created and authorized by the rules of the United States Department of the Treasury and the Federal Reserve, in such form as the Transferor shall approve as evidenced conclusively by the Administrator’s execution thereof. For all purposes of this Agreement, the TALF Related Documents shall be deemed to constitute “Related Agreements” as defined in this Agreement.”
     SECTION 2. EFFECTIVENESS. This Amendment shall become effective as of the date first set above.
     SECTION 3. LIMITATION ON THE LIABILITY OF OWNER TRUSTEE. Except with respect to its consent to this Amendment in its individual capacity pursuant to Section 11 of the Agreement, this Amendment has been signed by U.S. Bank Trust National Association not in its individual capacity, but solely in its capacity as Owner Trustee of Issuer and in no event shall U.S. Bank Trust National Association in its individual capacity or any beneficial owner of Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Amendment, in the performance of any duties or obligations hereunder, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.
     SECTION 4. MISCELLANEOUS. (a) As herein amended, the Agreement (as so amended, the “Amended Agreement”), shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Agreement to “the Agreement,” “this Agreement,” “hereof,” “hereto” or words of similar import shall in each case be deemed to refer to the Amended Agreement.
     (b) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
     (c) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date hereof.

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	U.S. BANK TRUST NATIONAL
ASSOCIATION, not in its individual capacity but solely as Owner Trustee

/s/ Mildred F. Smith Name: Mildred F. Smith Title: Vice President

WORLD FINANCIAL NETWORK NATIONAL BANK, as Administrator

By: Name:	/s/ Ronald C. Reed Ronald C. Reed
Title:	Assistant Treasurer

Acknowledged and Accepted:

WFN CREDIT COMPANY, LLC, as Transferor

By: Name:	/s/ Daniel T. Groomes Daniel T. Groomes
Title:	President

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CONSENT
     The undersigned hereby consents to the Amendment set forth above to the extent required by Section 11 of the Agreement.

U.S. BANK TRUST NATIONAL ASSOCIATION, in its individual capacity and not in its individual capacity, but solely as Owner Trustee

By: Name: Title:	/s/ Mildred F. Smith Mildred F. Smith Vice President

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